Exhibit 10.1

                              CATSKILL SAVINGS BANK
                           DIRECTOR DEATH BENEFIT PLAN


                                  PLAN PURPOSE

         This plan is the Catskill Savings Bank Director Death Benefit Plan, the purpose of which is to provide a cash death benefit to the Designated Beneficiary or estate of eligible directors of Catskill Savings Bank. Catskill Savings Bank's board of directors believes that it is in the best interests of the bank to provide the benefits provided in this plan, which it believes will aid the bank in retaining as directors the experienced and highly qualified individuals who are essential to its continued success and growth. It is intended that the benefits contemplated by this plan shall survive and be an enforceable obligation in the event of a change in control of Catskill Savings Bank or Catskill Financial Corporation.

                                    ARTICLE I

                              ESTABLISHMENT OF PLAN

         1.1    Establishment of Plan
                ---------------------

         The Plan has been established as of the Effective Date as defined herein.

         1.2    Applicability of Plan
                ---------------------

         The benefits provided by the Plan shall be available to all Directors who meet the eligibility requirements of Article III.

         1.3    Contractual Right to Benefits
                -----------------------------

         The Plan establishes and vests in each Participant a contractual right to the benefits to which each Participant is entitled hereunder, enforceable by the Participant against Catskill Savings Bank.

                                   ARTICLE II

                          DEFINITIONS AND CONSTRUCTION

         2.1    Definitions
                -----------

         Whenever used in the Plan, the following terms shall have the meanings set forth below.

         (a) "Bank" means Catskill Savings Bank, a federally chartered savings bank, or any successor as provided for in Article VII.

         (b) "Board of Directors", or "Board" means the board of directors of the Bank, and, in the following definition of Change of Control means the board of directors of the Holding Company.

         (c) "Cause" shall mean removal of a Director for cause, as provided in the Bank's by-laws.

         (d) "Change in Control" means an event in which: a) any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), other than (I) the Holding Company; or (ii) a trustee or other fiduciary holding securities under an employee benefit plan maintained for the benefit of employees of the Bank or the Holding Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities issued by the Bank or the Holding Company representing 25% or more of the combined voting power of all of the Bank's or the Holding Company's then outstanding securities; or b) the individuals who on the date this Plan is adopted are members of the Board, together with their successors as defined below, cease for any reason to constitute a majority of the members of the Board; or c) the shareholders of the Bank or the Holding Company approve either: (I) a merger or consolidation of the Bank or the Holding Company with any other corporation, other than a merger or consolidation following which both of the following conditions are satisfied:
(I) either (A) the members of the Board immediately prior to such merger or consolidation constitute at least a majority of the members of the governing body of the institution resulting from such merger or consolidation; or (B) the shareholders of the Bank or the Holding Company own securities of the institution resulting from such merger or consolidation representing eighty percent or more of the combined voting power of all such securities then outstanding in substantially the same proportions as their ownership of voting
securities  of  the  Bank  or  the  Holding   Company   before  such  merger  or
consolidation; and (II) the entity which results from such merger or consolidation expressly agrees in writing to assume and perform the Bank's or the Holding Company's obligations under this Agreement; or (ii) a plan of complete liquidation of the Bank or the Holding Company or an agreement for the sale or disposition by the Bank or the Holding Company of all or substantially all of its assets. "Change in Control" shall also mean an event of a nature that: (I) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date of the occurrence of the event pursuant to Section 13 or 15(d) of the 1934 Act, as amended; or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owners Loan Act as amended, the Federal Deposit Insurance Act as amended, or regulations promulgated pursuant to such laws.

         (e) "Designated Beneficiary" means the person(s) designated in writing by a Participant as the person(s) entitled to receive a Payment, on a form prescribed by the Board and delivered to the Secretary of the Bank.

         (f) "Director" means a voting director of the Bank.

         (g) "Effective Date" means May 18,1999.

         (h) "Expiration Date" means the date on which Payment is made to the Designated Beneficiary or estate of the last Participant to die, or the date on which the Plan is earlier terminated pursuant to Section 8.2 or extended pursuant to Section 8.1.

         (I) "Holding Company" means Catskill Financial Corporation, a Delaware corporation.

         (j)   "Participant"   means  a  Director  who  meets  the   eligibility
requirements of Article III.

         (k)  "Payment"  means the  payment of a death  benefit as  provided  in
Article IV hereof.

        (l)  "Plan" means the Catskill Savings Bank Director Death Benefit Plan.

         2.2     Applicable Law
                 --------------

         The laws of the State of New York shall be the controlling law in all matters relating to the Plan to the extent not preempted by applicable Federal law.

         2.3      Severability
                  ------------

         If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                                   ARTICLE III

                                   ELIGIBILITY

         3.1     Participation
                 -------------

         Directors of the Bank as of the Effective Date, who, on the Effective Date, have completed, or thereafter complete, five (5) consecutive years of service as a Director (taking into account such service prior and subsequent to the Effective Date) shall be Participants in the Plan.

         3.2    Duration of Participation
                -------------------------

         Unless such participation is prohibited by applicable law, regulatory action or judicial order, and, subject to Sections 3.3, 3.4 and 3.5, a Participant shall continue to be a Participant in the Plan following his or her voluntary resignation as a Director or his or her failure to be elected as a Director. A Participant shall cease to be a Participant in the Plan upon the Participant's removal as a Director for Cause.

         3.3    Suspension
                ----------
                  If a Participant is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss. 1818(e)(3) or (g)(1), the Bank's obligations under the Plan shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank shall pay the Participant's Designated Beneficiary or estate any Payment which may have come due during such suspension or temporary prohibition.

         3.4    Removal
                -------

                  If a Participant is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss. 1818(e)(4) or (g)(1), all obligations of the Bank under the Plan shall terminate as of the effective date of the order.

         3.5     Default
                 -------

                  If the Bank is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss. 1813(x)(1), all obligations of the Bank under the Plan shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the Participant.

                                   ARTICLE IV

                                    PAYMENTS

         4.1     Right to Payment
                 ----------------

         Following the death of a Participant, the Participant's Designated Beneficiary or estate shall be entitled to receive a Payment from the Bank.

         4.2     Time and Amount of Payment
                 --------------------------

         Not later than twenty (20) business days after the delivery to the Secretary of the Bank of a certified copy of a death certificate, and such other documentation evidencing the death of a Participant as the Bank may require, the Bank shall pay to the Designated Beneficiary or Estate of the deceased Participant, in cash and in full: I) $200,000, if the Participant was a Director at the time of death, or ii) $100,000, if the Participant was not a Director at the time of death.

                                    ARTICLE V

                     OTHER RIGHTS AND BENEFITS NOT AFFECTED

         5.1 Neither the provisions of this Plan nor the Payment provided for hereunder shall reduce any amounts otherwise payable, or in any way diminish the Participant's rights as a Director of the Bank, whether existing now or hereafter, under any benefit, incentive, retirement, stock option, stock bonus, stock ownership, deferred compensation, or other plan or arrangement.

                                   ARTICLE VI

                           PARTICIPATING ORGANIZATIONS

         6.1 Upon approval by the Board of Directors, this Plan may be adopted by any Subsidiary or Parent of the Bank. Upon such adoption, the provisions of the Plan shall be fully applicable to the Directors of that Subsidiary or Parent. The term "Subsidiary" means any corporation in which the Bank, directly or indirectly, holds a majority of the voting power of the outstanding shares of capital stock. The term "Parent" means any corporation which holds a majority of the voting power of the Bank's outstanding shares of capital stock.

                                   ARTICLE VII

                              SUCCESSOR TO THE BANK

         7.1 The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank, expressly and unconditionally to assume and agree to perform the Bank's obligations under the Plan, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.

                                    ARTICLE VIII

                       DURATION AMENDMENT AND TERMINATION

         8.1    Duration
                --------

         If a Change in Control has not occurred, the Plan shall expire as of the Expiration Date, unless sooner terminated as provided in Section 8.2, or unless extended for an additional period or periods by resolution adopted by the Board of Directors. Notwithstanding the foregoing, if a Change in Control occurs, this Plan shall continue in full force and effect, and shall not terminate or expire until the Expiration Date.

         8.2    Amendment and Termination
                -------------------------

         The Plan may be terminated or amended in any respect by resolution adopted by a majority of the Board of Directors unless a Change in Control has previously occurred. If a Change in Control occurs, the Plan no longer shall be subject to amendment, change, substitution, deletion, revocation or termination in any respect whatsoever.

         8.3    Form of Amendment
                -----------------

         The Plan may be amended or terminated by a written instrument signed by a duly authorized officer of the Bank, certifying that the amendment or termination has been approved by the Board of Directors.

         8.4    No Attachment
                -------------

         Except as required by law, no right to receive Payments under this Plan shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect such action shall be null, void, and of no effect.

                                   ARTICLE IX

                             LEGAL FEES AND EXPENSES

         9.1 If a court of competent jurisdiction or an arbitrator determines that the Bank or any successor to the Bank as described in Section 7.1 has failed to meet any of its obligations under this Plan, the Bank or such successor shall reimburse a Participant, a Designated Beneficiary or estate, as applicable, for all reasonable costs, including attorneys' fees, incurred in enforcing such obligation.

         Having been adopted by its Board of Directors on May 18, 1999, this Plan is executed by its duly authorized officers this 18 day of May, 1999.


Attest                                               CATSKILL SAVINGS BANK



/s/ David L. Guldenstern                             BY: /s/ David J. DeLuca
------------------------                             -----------------------
David Guldenstern                                    David J. DeLuca
Secretary                                            Vice President &
                                                     Chief Financial Officer